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          AMENDMENT NO. 1 TO REVOLVING LOAN AGREEMENT


          This Amendment No. 1 to Revolving Loan Agreement (this "Amendment") is entered into with reference to the Revolving Loan Agreement dated as of June 2, 1997, (the "Loan Agreement") among Alexandria Real Estate Equities, Inc., ARE-QRS Corp. and ARE Acquisitions, LLC (collectively, "Borrowers"), the Banks party thereto, and Bank of America National Trust and Savings Association, as Managing Agent (the "Loan Agreement). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

          Borrowers and the Managing Agent, acting with the consent of all of the Banks pursuant to Section 11.2 of the Loan Agreement, agree as follows:

          1. AMENDMENT TO SECTION 1.1 REVISED DEFINITION. Section 1.1 of the Loan Agreement is amended by adding the following clause at the end of the definition of "Eligible Assignee" therein contained:

                    "; and PROVIDED THAT, notwithstanding the foregoing, Cedars Bank shall in any event be an Eligible Assignee."

          2. AMENDMENT TO SECTION 1.1 -- NEW DEFINITION. Section 1.1 of the Loan Agreement is amended by adding the following new defined term at the appropriate alphabetical place:

                    "CO-AGENTS" means BankBoston, N.A. and such other Co-Agents as may from time to time be appointed by the Managing Agent with the approval of Borrower. The Co-Agents shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Bank."

          3. AMENDMENT TO SECTION 2.4. Section 2.4 of the Loan Agreement is amended by (a) adding the following phrase at the end of Section 2.4(o) thereof:
", EXCEPT as required pursuant to Section 3.1(d)." and (b) adding a new clause
(p) at the end thereof to read as follows:

               "(p) Notwithstanding any provision in this Section 2.4 or
               Section 3.1(e) to the contrary, the following provisions shall apply


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               at all times when Parent does not hold a Credit
               Rating of BBB- (or its equivalent) or better:

                    (i) Borrowers may not request Competitive Bids if, giving effect thereto, the aggregate principal amount outstanding under the Competitive Advance Notes would exceed 50% of the aggregate principal amount outstanding under the Notes;

                    (ii) EXCEPT as required pursuant to Section 3.1(d), Borrowers may not prepay any principal amount outstanding under the Line A Notes or the Line B Notes if, giving effect thereto, the aggregate principal amount outstanding under the Competitive Advance Notes would exceed 50% of the aggregate principal amount outstanding under the Notes; and

                    (iii) No Bank may make a Competitive Bid with a
                          Maximum Competitive Advance in an amount which, when added to the aggregate outstanding Competitive Advances made by that Bank, would exceed $25,000,000.

               This clause (p) shall not apply during any period when Parent holds a Credit Rating of BBB- (or its equivalent) or better."

          4. AMENDMENT TO SECTION 3.1. Section 3.1 of the Loan Agreement is amended by adding the following phrase (a) at the end of Section 3.1(d)(ii) thereof and (b) after the word "follows" in the sixth line of
Section 3.1(d)(iii) thereof:

                    ", which prepayment shall be applied
                    first to the Line A Notes, second to the Line B Notes and third pro-rata to the Competitive Advance Notes"

          5. WAIVER OF SECTION 11.8 (b) (III). Section 11.8(b)(iii) of the Loan Agreement is hereby waived to the extent required to permit the assignment by Bank of America, N.T. & S.A. of a Pro Rata Share of the Commitments equivalent to $3,000,000 to Cedars Bank; PROVIDED that such Section shall continue to apply to any future assignment by any Bank (INCLUDING Bank of America, N.T. & S.A. and Cedars Bank) to any other Person.


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          6.   CONDITIONS PRECEDENT.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Managing Agent of all of the following, each properly executed by a Responsible Official of each party thereto and dated as of the date hereof:

                    (a) Counterparts of this Amendment executed by all parties hereto; and

                    (b) Written consent of all of the Banks as required under Section 11.2 of the Loan Agreement in the form of Exhibit A to this Amendment.

          7. REPRESENTATION AND WARRANTY. Borrowers represent and warrant to the Managing Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

          8. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.


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          IN WITNESS WHEREOF, Borrowers and the Managing Agent have executed this Amendment as of September 9, 1997 by their duly authorized representatives.


                                       ALEXANDRIA REAL ESTATE EQUITIES, INC.
                                       ARE-QRS CORP.
                                       ARE ACQUISITIONS, LLC


                                       By:       /s/ Joel S. Marcus
                                          ----------------------------------
                                                  Joel S. Marcus
                                                  Chief Executive Officer

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Managing Agent




                                       By      /s/ William Rothman
                                           ----------------------------------
                                           William Rothman
                                           Regional Vice President


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                                Exhibit A to Amendment

                                   CONSENT OF BANK

          Reference is hereby made to that certain Revolving Loan Agreement dated as of June 2, 1997, (the "Loan Agreement") among Alexandria Real Estate Equities, Inc., ARE-QRS Corp. and ARE Acquisitions, LLC (collectively, "Borrowers"), the Banks party thereto, and Bank of America National Trust and Savings Association, as Managing Agent (the "Loan Agreement). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

          The undersigned Bank hereby consents to the execution and delivery of Amendment No. 1 to Revolving Loan Agreement by the Managing Agent on its behalf, substantially in the form of a draft dated on or about September 3, 1997 presented to the undersigned Bank.


          Date:  September ___, 1997


                                       -------------------------------------
                                       [Name of Institution]



                                       By
                                          ----------------------------------

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                                            [Printed Name and Title]